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                                                                      Exhibit 32

        Certification Pursuant to Section 1350 of Chapter 63 of Title 18
                            of the United States Code

I, Robert E. Busch, Chief Executive Officer and Chief Financial Officer of PSE&G Transition Funding LLC, to the best of my knowledge, certify that (i) the Quarterly Report of PSE&G Transition Funding LLC on Form 10-Q for the quarter ended March 31, 2005 (the "Periodic Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of PSE&G Transition Funding LLC.


                                            /s/ Robert E. Busch
                                            ------------------------------------
                                            Robert E. Busch
                                            Chief Executive Officer and Chief
                                              Financial Officer
                                            May 11, 2005